Exhibit 10.2

PROMISSORY NOTE EXTENSION AGREEMENT

April 28, 2016

This Promissory Note Extension Agreement (“Agreement”) is made and entered into as of April 28, 2016, by and among ChineseWorldNet.com Inc. (the “Lender”) and Ningbo International Limited (the “Borrower”).

WHEREAS on April 28, 2014, the Borrower issued a promissory note (the “Promissory Note”) in the amount of Eight Hundred Thirty One Thousand Thirty One Dollars and Ten Cents ($831,031.10) (the “Loan Amount”) to the Lender due on April 28, 2015 (the “Maturity Date”);

WHEREAS on April 22, 2015, the Borrower and the Lender agreed to extend the Maturity Date to April 28, 2016; and

WHEREAS the Borrower and the Lender have agreed to extend the Maturity Date per the terms of this Agreement.

NOW THEREFORE in consideration of the premises and mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties hereto agree as follows:

1.	Extension of Promissory Note: The Maturity Date of the Promissory Note shall be extended to April 28, 2018.

2.	The Borrower agrees to pay an annual interest of 8% on the Loan Amount to the Lender, calculated and payable on the date of the repayment of the Loan Amount.

3.	This Agreement, along with the terms of the Promissory Note not modified by this Agreement, represents the entire understanding of the parties with respect to the matters referred to herein and supersedes all prior understandings, written or oral, between the parties with respect thereto.

The Company hereby waives presentment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this promissory note.

IN WITNESS WHEREOF, the Agreement was duly executed as of the date set forth above.

NINGBO INTERNATIONAL LIMITED

Per:	/s/ Wai Chan
Authorized Signatory

CHINESEWORLDNET.COM INC.

Per:	/s/ Chi Cheong Liu
Authorized Signatory